Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this amended Registration Statement on form S-1/A of eWellness Healthcare Corporation of our report dated March 24, 2020 relating to our audits of the December 31, 2019 and 2018 financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
April 16, 2020